                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported):   APRIL 14, 1999

                          STONE STREET BANCORP, INC.
                     ------------------------------------
            (Exact name of registrant as specified in its charter)

       NORTH CAROLINA                001-14230           56-1949352
------------------------------     -------------     ------------------
(State or other jurisdiction        (Commission        (IRS Employer
  of incorporation)                 File Number)     Identification No.)


                             232 SOUTH MAIN STREET
                       MOCKSVILLE, NORTH CAROLINA 27028
                      ----------------------------------
                   (Address of principal executive offices)



Registrant's telephone number, including area code:   (336) 751-5936
                                                      --------------



                                      N/A
                -----------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

     The Board of Directors of Stone Street Bancorp, Inc., Mocksville, North Carolina (the "Corporation"), the holding company for Stone Street Bank & Trust, announced April 14, 1999 that it has entered into a definitive Agreement of Combination (the "Agreement") with CCB Financial Corporation, Durham, North Carolina ("CCB"). A copy of the Agreement is attached hereto as Exhibit (2) and is incorporated by reference herein.

     The Agreement is contingent upon, among other things, receipt of approvals from the Corporation's shareholders and regulatory authorities. A special meeting of the Corporation's shareholders will be scheduled to consider CCB's proposal after all regulatory approvals have been received.

     A copy of the Corporation's press release announcing execution of the Agreement is attached hereto as Exhibit (99)(a) and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)     Exhibits

     (2) Agreement of Combination by and among CCB Financial Corporation, CCBFC, Inc., Central Carolina Bank and Trust Company, Stone Street Bancorp, Inc. and Stone Street Bank & Trust dated April 14, 1999

     (99)(a) Press Release of the Corporation, distributed April 14, 1999



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    STONE STREET BANCORP, INC.


Date: April 19, 1999                By:  /s/ J. Charles Dunn
                                       ------------------------------------
                                             J. Charles Dunn, President
                                             and Chief Executive Officer

                                    PAGE 2
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                                 EXHIBIT INDEX
                                 -------------

     Exhibit No.      Description
     -----------      -----------

      (2) Agreement of Combination by and among CCB Financial Corporation, CCBFC, Inc., Central Carolina Bank and Trust Company, Stone Street Bancorp, Inc. and Stone Street Bank & Trust dated April 14, 1999

      (99)(a)            Press Release of the Corporation,
                    distributed April 14, 1999

                                    PAGE 3